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                                                                 EXHIBIT 10.10




                          SUPPLEMENTAL RETIREMENT PLAN

                               FOR EXECUTIVES OF

                         GETTY PETROLEUM MARKETING INC.

                         AND PARTICIPATING SUBSIDIARIES





February 1, 1997





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                          SUPPLEMENTAL RETIREMENT PLAN
                               FOR EXECUTIVES OF
                         GETTY PETROLEUM MARKETING INC.
                         AND PARTICIPATING SUBSIDIARIES

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Article 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Article 2.       Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Article 3.       Contributions and Funding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Article 4.       Payment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Article 5.       General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Article 6.       Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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                                  INTRODUCTION


This Supplemental Retirement Plan for Executives of Getty Petroleum Marketing Inc. and Participating Subsidiaries has been authorized by the Board of Directors of Getty Petroleum Marketing Inc. to be applicable effective on and after February 1, 1997. This Plan is intended to promote extraordinary contributions by eligible executives by providing such executives with supplemental retirement benefits. The Plan is unfunded and is maintained by Getty Petroleum Marketing Inc. and its participating subsidiaries primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees. The Plan reads as hereinafter set forth.




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                          SUPPLEMENTAL RETIREMENT PLAN
                               FOR EXECUTIVES OF
                         GETTY PETROLEUM MARKETING INC.
                         AND PARTICIPATING SUBSIDIARIES

Article 1.       Definitions

1.01 "Account" shall mean a Member's account in the Trust which shall consist of all amounts credited to a Member under
                 Section 3.01, adjusted for any earnings or losses on those amounts pursuant to Section 3.05 and after payment of any expenses as provided by the provisions of the Trust.

1.02 "Affiliated Company" shall mean any company, corporation or business directly or indirectly controlled by the Company, whether or not such company, corporation or business participates in the Plan.

1.03 "Beneficiary" shall mean the beneficiary designated by a Member pursuant to Section 4.03.

1.04 "Code" shall mean the Internal Revenue Code of 1986 as it may be amended.

1.05 "Committee" shall mean the individuals appointed by the Company under Section 5.06 to administer the Plan.

1.06 "Company" shall mean Getty Petroleum Marketing Inc. or any successor by merger, purchase or otherwise, with respect to its employees.

1.07 "Company Contributions" shall mean the amount of contributions credited to a Member under Section 3.01.



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1.08             "Compensation" shall mean the total remuneration (including restricted stock or other forms of remuneration but excluding any amounts paid by the Company or an Affiliated Company to reimburse the employee for any federal, state or local income taxes due on, or withheld from, the employee's remuneration) paid to a Member for services rendered to a Participating Company, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" or a "cafeteria plan" as defined in Sections 401(K) and 125, respectively, of the Code.
1.09             "Effective Date" shall mean February 1, 1997.
1.10 "Member" shall mean an employee of a Participating Company for whom a Company Contribution has been made under the Plan.
1.11 "Participating Company" shall mean the Company and any Affiliated Company which the Company designates for participation in the Plan in accordance with Section 5.06(b).
1.12 "Plan" shall mean this Supplemental Plan for Executives of Getty Petroleum Marketing Inc. and Participating Subsidiaries.
1.13 "Plan Year" shall mean the calendar year starting on February 1, 1997 and each succeeding calendar year.
1.14 "Retirement Plan" shall mean the Getty Petroleum Marketing Inc. Retirement (401(K)); and Profit Sharing Plan.
1.15             "Trust" shall  mean the grantor trust established under
                 Section 3.07.
1.16 "Valuation Date" shall mean the last business day of each calendar quarter following the Effective Date.




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Article 2.       Participation
2.01             Participation
                 (a) Only officers and other senior management employees of the Participating Companies shall be eligible to have a Company Contribution made to the Plan on their behalf. Each Plan Year the Committee, in its sole discretion, shall select those officers and other senior management employees of the Participation Companies for whom a Company Contribution shall be made for that Plan Year or for the immediately preceding Plan Year. An employee who receives a Company Contribution shall be a Member and shall remain a Member until he receives the full balance of his Account in accordance with Article 4. Employees shall be notified of their Membership in the Plan as soon as practicable after the Committee has made its selection.
                 (b) The Committee is not under any obligation to select an officer or other person as an employee for whom a Company Contribution shall be made for a Plan Year solely because he had a Company Contribution made on his behalf in a prior Plan Year.
2.02             Other Information
                 As a condition of participation in this Plan, a Member may be required by the Committee to provide such information as the Committee may deem necessary to properly administer the Plan.





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Article 3.       Contributions and Funding
3.01             Amount of Contributions
                 For any Plan beginning on or after February 1, 1997, each Participating Company shall made a contribution to the Trust for each of its employees selected by the Committee under
                 Section 2.01 for that Plan Year. The amount of a Participating Company's contribution on behalf of such an employee for a Plan Year shall be equal to ten percent of the Compensation the employee received in that Plan Year, reduced by the amount of any "Retirement Plan Contributions" allocated to the employees on account of that Plan Year. For purposes of this Section 3.01, "Retirement Plan Contributions" shall mean all contributions, other than elective deferrals as defined in Section 4.02(g)(3) of the Code, made by the Company or an Affiliated Company under the Retirement Plan as it may be amended, or under any successor thereto, or made pursuant to the provisions of any other plan, qualified under Section 401(a) of the Code, maintained by the Company or an Affiliated Company.
3.02             Crediting to Accounts
                 The Company Contributions made by a Participating Company on behalf of a Member for any Plan Year shall be paid to the Trust as soon as practicable after the end of the Plan Year in which the employee is selected by the Committee and shall be credited to the Member's Account as of the First Valuation Date coincident with or immediately following the date they are paid to the Trust.





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3.03             Vesting of Account
                 The member shall vest in his Account at the same rate at which such account would have vested under the Retirement Plan had the Account been maintained under the Retirement Plan. In the event the Member ceases to be employed by the Company or an Affiliated Company prior to vesting in all or any part of the Company Contributions credited on his behalf, such Company Contributions shall be forfeited and shall not be restored in the event the Member is subsequently reemployed by the Company or an Affiliated Company. Any amounts forfeited under this
                 Section 3.03 Plan shall be returned to the Participating Company which had employed the forfeiting Member as soon as practicable after the end of the Plan Year in which the forfeiture occurs or, in the alternative, credited towards any contributions the Participating Company may be required to make under Section 3.01 for the next Plan Year.
3.04             Investment of Accounts
                 (a) The Committee shall direct the investment of the Accounts as it, in its sole discretion, shall determine; provided, however, that the Committee shall act for the exclusive purpose of providing benefits for Members and Beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims.





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                 (b)      Notwithstanding anything to the contrary in this
                          Plan, the Committee may use the assets of the Trust allocated to employees of a Participating Company to satisfy claims of the Participating Company's general creditors in the event of the Participating Company's bankruptcy or insolvency.
3.05             Valuation of Trust
                 (a) The Committee shall cause the Trust to be valued on the last Valuation Date in each Plan Year and on such other Valuation Dates as it deems advisable. Each time the Trust is valued, there shall be allocated to the Accounts of each Member his proportionate share of the increase or decrease in the fair market value of the Trust's assets.
                 (b) Whenever an event requires a determination of the value of a Member's Account, the value shall be computed as of the Valuation Date coincident with or next following the date of determination.
3.06             Individual Accounts
                 The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Member's Account. At least once a year, each Member shall be furnished with a statement setting forth the value of his Account.
3.07             Establishment of a Trust
                 (a) The Company shall establish a grantor trust for the benefit of Members participating in the Plan. The assets of the Trust will be held separate and apart from the funds of the Participating Companies, and shall be





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                          used exclusively for the purposes set forth in the
                          Plan and the applicable trust agreement, subject to the following conditions:
                          (i) the creation of the Trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974;
                          (ii) the Participating Companies shall be treated as "grantors" of the Trust for purposes of
                                  Section 677 of the Code; and
                          (iii) the trust agreement shall provide that its assets may be used to satisfy claims of the Participating Companies' general creditors, and the rights of such general creditors are enforceable by them under federal and state law.




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Article 4.       Payment of Benefits
4.01             Commencement of Benefits
                 (a) A Member shall be entitled to receive payment of his vested Account upon his termination of employment with the Company or an Affiliated Company for any reason. Payment shall be made in a single cash sum as soon as practicable following the Member's termination of employment with the Company or the Affiliated Company.
                 (b) No portion of a Member's Account may be withdrawn prior to the Member's termination of employment with the Company or an Affiliated Company.
4.02             Payment on Death
                 A Member's vested Account shall be payable to his Beneficiary as soon as practicable after the Valuation Date coincident with or next following the Member's death. The vested Account shall be paid in cash in a single sum.
4.03             Designation of Beneficiary
                 Each Member shall file with the Committee a written designation of one or more persons or trusts as the designation of one or more persons or trusts as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death pursuant to Section
                 4.02. A Member may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be




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                 effective unless received by the Committee prior to the
                 Member's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of a Member's death, or if no designated Beneficiary survives the Member, the Member's estate shall be deemed to have been designated his Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death.




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Article 5.       General Provisions
5.01             Benefits Are Unsecured
                 All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Participating Companies. Such amounts shall be paid out of the general assets of the Participating Companies, to the extent not paid by the Trust.
5.02             No Contract of Employment
                 The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or an Affiliated Company to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.
5.03             Facility of Payment
                 In the event that the Committee shall find that a Member is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him, unless claim shall have been made therefore by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.
5.04             Withholding Taxes
                 All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.




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5.05             Nonalienation
                 Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member or his Beneficiary.
5.06             Administration
                 (a) The Plan shall be administered by an administrative committee of at least two officers or employees appointed by the Company. The Committee shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan.
                 (b) The Company, in its sole discretion and upon such terms as it may prescribe, may permit any Affiliated Company to participate in the Plan.
                 (c) Prior to paying any benefit under this Plan, the Committee may require the Member or Beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Committee may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.





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                 (d)      The Committee shall provide adequate notice in
                          writing to any Member, former or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial.
                          A reasonable opportunity shall be afforded to any such Member, former Member or Beneficiary for a full and fair review by the Committee of its decision denying the claim. The Committee's decision on any such review shall be final and binding on the Member, former Member or Beneficiary and all other interested persons.
                 (e) All acts and decisions of the Committee shall be final and binding upon all Members, former Members, Beneficiaries and employees of the Company or an Affiliated Company.
5.07             Administrative Expenses
                 All expenses of administering the Plan and the Trust shall be paid by the Participating Companies.
5.08             Construction
                 (a) The Plan is intended to constitute an unfunded deferred compensation arrangements for a select group of management or highly compensated personnel and all rights hereunder shall be governed by and construed in accordance with this intention and with the laws of the State of New York.
                 (b) The masculine pronoun shall mean the facsimile wherever appropriate.
                 (c) The captions inserted in this Plan are inserted as a matter of convenience and shall not affect the construction of the Plan.




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Article 6.       Amendment and Termination
6.01             Right to Terminate
                 The Company, by action of its Board of Directors, may, in its sole discretion, terminate this Plan at any time. In the event the Plan is terminated, each member and Beneficiary shall be fully vested in his Account and shall receive a single sum cash payment equal to the balance of his Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to a Member or Beneficiary under this Plan.
6.02             Right to Amend
                 The Company, by action of its action of Directors, may, at any time and in its sole discretion, modify or amend this Plan or the Trust in any way, including, without limitation, increasing or decreasing the rate of Company Contributions made pursuant to Section 3.01. However, no modification or amendment of the Plan shall adversely affect the right of any Member to receive the benefits granted under the Plan in respect of such Member as of the date of modification or amendment.




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